                                 EXHIBIT 10.42
                                PROMISSORY NOTE



$750,000                                         South San Francisco, California
                                                               September 3, 1996


     FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"), at the offices of the Company, 385 Oyster Point Boulevard, South San Francisco, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) together with interest accrued from the date hereof on the unpaid principal at the rate of 6.02% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, compounded annually, as follows:

          PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be DUE AND PAYABLE IN FULL ON SEPTEMBER 3, 1998; and

          INTEREST PAYMENTS. Interest shall be payable IN ARREARS ON THE PRINCIPAL REPAYMENT DATE and shall be calculated on the basis of a 365-day year for the actual number of days elapsed;

PROVIDED, HOWEVER, that the parties agree that if the undersigned shall sell and close on his property located at 3540 La Honda Road, San Gregorio, California, prior to September 3, 1998, the undersigned shall make a reasonable, good faith payment toward repayment of the principal and accrued interest due under this Promissory Note as soon as reasonably practicable thereafter.

     This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Pledge Agreement of even date herewith between the undersigned and the Company.

     The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

     This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                       Signed /s/ John P. Walker
                                              ---------------------------------
                                                     John P. Walker






                                       2